UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Board of Directors of CKE Restaurants, Inc. (the "Company") accepted and confirmed its Compensation Committee’s approval of certain changes to the current compensatory arrangements with four of the Company’s named executive officers: Andrew F. Puzder, President and Chief Executive Officer, E. Michael Murphy, General Counsel and Chief Administrative Officer, Theodore Abajian, Executive Vice President and Chief Financial Officer and Brad R. Haley, Executive Vice President, Marketing.

The Company’s employment agreements with Messrs. Puzder, Murphy and Abajian each provide for a minimum base annual salary, subject to increase from time to time by the Compensation Committee in its sole discretion. The Compensation Committee has approved an increase in the annual salaries of Messrs. Puzder, Murphy and Abajian, effective as of the beginning of the Company’s 2008 fiscal year. Mr. Puzder’s annual salary was increased from $1,000,000 to $1,070,000, Mr. Murphy’s annual salary was increased from $525,000 to $561,750 and Mr. Abajian’s annual salary was increased from $425,000 to $454,750.

The Company’s employment agreement with Mr. Haley provides for an annual bonus for fiscal years ending in January 2005, 2006 and 2007, in the amount determined by the Company’s Chief Executive Officer, in his sole discretion. Mr. Haley’s employment agreement was amended to extend the annual bonus provided for therein to fiscal years ending in January 2008, 2009 and 2010.

Item 7.01 Regulation FD Disclosure.

On March 26, 2007, the Company announced that its Board of Directors has declared a first quarter cash dividend of $0.06 per share of its common stock to be paid on June 11, 2007 to its stockholders of record at the close of business on May 21, 2007. The press release is attached as Exhibit 99.1 hereto. This information, including Exhibit 99.1, shall be deemed to be "furnished" in accordance with SEC release numbers 33-8216 and 34-47583.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is included herewith:

Exhibit 99.1, Press release, dated March 26, 2007, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

March 26, 2007	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 26, 2007, issued by CKE Restaurants, Inc.